UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)     February 14, 2005


                               SPRINT CORPORATION
             (Exact name of Registrant as specified in its charter)

          Kansas                    1-04721                  48-0457967
(State of Incorporation)    (Commission File Number)      (I.R.S. Employer
                                                         Identification No.)


   6200 Sprint Parkway, Overland Park, Kansas                    66251
     (Address of principal executive offices)                 (Zip Code)


    Registrant's telephone number, including area code    (913) 624-3000



          (Former name or former address, if changed since last report)


               P. O. Box 7997, Shawnee Mission, Kansas 66207-0997
                (Mailing address of principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)
[  ] Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement

On February 14, 2005, Sprint Corporation ("Sprint") and certain of its subsidiaries entered into an Agreement to Contribute, Lease and Sublease with Global Signal Inc. (the "Agreement") under which Global Signal will have exclusive rights to lease or operate more than 6,600 wireless communications towers owned by the Sprint subsidiaries for up to 32 years. Global Signal will pay approximately $1.202 billion in cash at the time of the closing, which is expected to occur in June 2005.

In addition to its rights to lease or operate the towers, Global Signal will take over existing collocation arrangements with tenants who lease space on these towers. Global Signal will also be able to sublease space on the towers to additional third-party tenants and will have the option to purchase the towers at the end of the lease term for an aggregate purchase price of approximately $2.3 billion.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement (including the form of lease and sublease agreement attached to the Agreement as an exhibit), which is filed as Exhibit 10 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Agreement with Global Signal requires that, at the time of the closing, the parties enter into a master lease and sublease agreement pursuant to which Sprint and its subsidiaries will commit to sublease space on the towers from Global Signal for a guaranteed minimum of 10 years at an initial rate of $1,400 per month per tower on all towers on which a subsidiary was a tenant as of February 14, 2005 (approximately 6,400 towers). The monthly rate per tower is subject to an annual market-based increase. Sprint may withdraw from any or all of the towers on the tenth anniversary of the closing and on any successive fifth anniversary after the tenth anniversary of the closing.

The foregoing description of the lease and sublease agreement does not purport to be complete and is qualified in its entirety by reference to the form of lease and sublease agreement, which is attached to the Agreement as an exhibit and which is incorporated herein by reference.






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


Item 9.01   Financial Statements and Exhibits

            Exhibits

10 Agreement to Contribute, Lease and Sublease, dated as of February 14, 2005, among Sprint Corporation, certain subsidiaries of Sprint Corporation and Global Signal Inc., including as Exhibit D the Form of Lease and Sublease Agreement














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



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        SPRINT CORPORATION



Date:  February 17, 2005           By:  /s/ Michael T. Hyde
                                        Michael T. Hyde, Assistant Secretary















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


                                  EXHIBIT INDEX


Exhibit
Number    Description                                                 Page

10 Agreement to Contribute, Lease and Sublease, dated as of February 14, 2005, among Sprint Corporation, certain subsidiaries of Sprint Corporation and Global Signal Inc., including as Exhibit D the Form of Lease and Sublease Agreement